EXHIBIT 8
         to SCHEDULE 13D

                                 RULE 145 LETTER

                                December 13, 2000


Manugistics Group, Inc.
2115 East Jefferson Street
Rockville, Maryland  20852-4999

Ladies and Gentlemen:

         Pursuant to the terms of that certain Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of September 21, 2000, by and among Manugistics Group, Inc., a Delaware corporation ("PARENT"), Manu Acquisition Corp., a Delaware corporation ("ACQUISITION"), and Talus Solutions, Inc., a Delaware corporation (the "COMPANY"), at the Effective Time (as defined in the Agreement) Acquisition will be merged with and into the Company (the "MERGER"), and the Company as the surviving corporation of the Merger will become a wholly-owned subsidiary of the Parent. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

         As a result of the Merger, the undersigned will receive shares of the common stock, par value $0.002 per share, of Parent ("PARENT COMMON STOCK"). The undersigned will receive such shares in exchange for shares of the capital stock of the Company owned by the undersigned.

         As an inducement for Parent to consummate the Merger, and to fulfill and satisfy a condition to the obligation of Parent to consummate the Merger, the undersigned covenants and agrees:

         (a) The undersigned has been advised that as of the date hereof the undersigned may be deemed to be an "affiliate" of the Company, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT").

         (b) The undersigned hereby represents and warrants to, and covenants with, Parent that in the event the undersigned receives any Parent Common Stock in the Merger:

                  (i) The undersigned shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Securities Act.

                  (ii) The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Parent Common Stock, to the extent the undersigned has felt it necessary, with the undersigned's counsel.

                  (iii) The undersigned has been advised that because (i) at the time of the Merger's approval by the stockholders of the Company the undersigned may be deemed an affiliate of the Company and (ii) the distribution by the undersigned of the Parent Common Stock following the Merger has not been registered under the Act (except as provided in Article VI of the Merger Agreement), the undersigned may not sell, transfer or otherwise dispose of Parent Common Stock issued to the undersigned in the Merger unless (A) such sale, transfer or other disposition has been registered under the Act, (B) such sale, transfer or other disposition is made in conformity with the volume and other limitations imposed by Rule 145 under the Act, or (C) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  (iv) Except as provided in Article VI of the Merger Agreement, the undersigned understands that Parent will be under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  (v) The undersigned understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock owned by the undersigned and that there may be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 ACT, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF A SHARE TRANSFER RESTRICTION AGREEMENT DATED SEPTEMBER 21, 2000, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF MANUGISTICS GROUP, INC."

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

         It is understood and agreed that the legend set forth above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent (i) a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance reasonably satisfactory to the Parent to the effect that such legend is not required for purposes of the Act or (ii) reasonably satisfactory evidence or representations that the shares represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145.

                                   Very truly yours,

                                   GENERAL ATLANTIC PARTNERS 49, L.P.
                                   By:  General Atlantic Partners, LLC,
                                        its General Partner


                                   By:  /s/ Matthew Nimetz
                                        ---------------------------------------
                                        Name:  Matthew Nimetz
                                               --------------------------------
                                        Title: A Managing Member
                                               --------------------------------


                                   Address:
                                   c/o David Rosenstein
                                   General Atlantic Service Corporation
                                   3 Pickwick Plaza, Suite 200
                                   Greenwich, Connecticut 06830


ACKNOWLEDGED this 13
day of December, 2000.


MANUGISTICS GROUP, INC.

By:  /s/  Gregory J. Owens
     --------------------------
     Name: Gregory J. Owens
          ---------------------
     Title: President & Chief
            Executive Officer
          ---------------------

                                   Very truly yours,

                                   GENERAL ATLANTIC PARTNERS 57, L.P.
                                   By:  General Atlantic Partners, LLC,
                                        its General Partner


                                   By:  /s/ Matthew Nimetz
                                        ---------------------------------------
                                        Name:  Matthew Nimetz
                                               --------------------------------
                                        Title: A Managing Member
                                               --------------------------------


                                   Address:
                                   c/o David Rosenstein
                                   General Atlantic Service Corporation
                                   3 Pickwick Plaza, Suite 200
                                   Greenwich, Connecticut 06830


ACKNOWLEDGED this 13
day of December, 2000.


MANUGISTICS GROUP, INC.

By:  /s/  Gregory J. Owens
     --------------------------
     Name: Gregory J. Owens
          ---------------------
     Title: President & Chief
            Executive Officer
          ---------------------

                                   Very truly yours,

                                   GAP COINVESTMENT PARTNERS, L.P.


                                   By:  /s/ Matthew Nimetz
                                        ---------------------------------------
                                        Name:  Matthew Nimetz
                                               --------------------------------
                                        Title: A General Partner
                                               --------------------------------


                                   Address:
                                   c/o David Rosenstein
                                   General Atlantic Service Corporation
                                   3 Pickwick Plaza, Suite 200
                                   Greenwich, Connecticut 06830


ACKNOWLEDGED this 13
day of December, 2000.


MANUGISTICS GROUP, INC.

By:  /s/  Gregory J. Owens
     --------------------------
     Name: Gregory J. Owens
          ---------------------
     Title: President & Chief
            Executive Officer
          ---------------------

                                   Very truly yours,

                                   GAP COINVESTMENT PARTNERS II, L.P.


                                   By:  /s/ Matthew Nimetz
                                        ---------------------------------------
                                        Name:  Matthew Nimetz
                                               --------------------------------
                                        Title: A General Partner
                                               --------------------------------


                                   Address:
                                   c/o David Rosenstein
                                   General Atlantic Service Corporation
                                   3 Pickwick Plaza, Suite 200
                                   Greenwich, Connecticut 06830


ACKNOWLEDGED this 13
day of December, 2000.


MANUGISTICS GROUP, INC.

By:  /s/  Gregory J. Owens
     --------------------------
     Name: Gregory J. Owens
          ---------------------
     Title: President & Chief
            Executive Officer
          ---------------------